  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1998
                             REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                          94-3145844
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                              1350 TREAT BOULEVARD
                                   SUITE 250
                        WALNUT CREEK, CALIFORNIA  94596
         (Address, including zip code, of principal executive offices)
                            -----------------------
                            TIER TECHNOLOGIES, INC.
                AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                JAMES L. BILDNER
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                            TIER TECHNOLOGIES, INC.
                        1350 TREAT BOULEVARD, SUITE 250
                        WALNUT CREEK, CALIFORNIA  94596
                                 (925) 937-3950
  (Name and address of agent for service, and telephone number, including area code)
                           -----------------------
                                 Copies to:
                          MORGAN P. GUENTHER, ESQ.
                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                      345 CALIFORNIA STREET, 29TH FLOOR
                      SAN FRANCISCO, CALIFORNIA  94104
                               (415) 835-1600

                                     CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                          Proposed Maximum       Proposed Maximum
 Title of Securities    Amount To Be     Offering Price Per     Aggregate Offering       Amount Of
 To Be Registered       Registered(1)        Share(2)              Price(2)           Registration Fee
-------------------------------------------------------------------------------------------------------
  Class B Common
Stock, no par value      1,000,000          $13.03                $13,030,000          $3,622.34
=======================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of Class B Common Stock as may become issuable pursuant to the anti-dilution provisions of the Tier Technologies, Inc. Amended and Restated 1996 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The Class B Common Stock being registered relates to options to be granted in the future, with option prices to be determined at the time of grant. The aggregate offering price has been computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Class B Common Stock as reported on the Nasdaq National Market on November 24, 1998, a date within five business days prior to the date of filing of this Registration Statement.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), Tier Technologies, Inc. (the "Company") hereby makes the following statement:

     On March 3, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-47259) (the "Prior Registration Statement") relating to shares of Class B Common Stock to be issued pursuant to the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.



  EXHIBIT NO.     DESCRIPTION
  -----------     -----------
      5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP

     23.1         Consent of Ernst & Young LLP, Independent Auditors

     23.2         Consent of Paul, Hastings, Janofsky & Walker LLP
                  (included in Exhibit 5.1)

     24.1         Power of Attorney (included on signature page hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walnut Creek, State of California, on December 2, 1998.

                              Tier Technologies, Inc.



                              By        /s/ James L. Bildner
                                 ---------------------------------------
                                            James L. Bildner
                                      Chairman of the Board and
                                       Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Bildner, William G. Barton and George K. Ross, and each of them, to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and on the date indicated.




              NAME                             TITLE                        DATE
              ----                             -----                        ----
       /s/ James L. Bildner
   --------------------------------      Chairman of the Board          December 2, 1998
           JAMES L. BILDNER               and Chief Executive
                                           Officer (principal
                                           executive officer)


              NAME                             TITLE                        DATE
              ----                             -----                        ----
      /s/ William G. Barton
   --------------------------------      President, Chief               December 2, 1998
          WILLIAM G. BARTON               Technology Officer
                                          and Director

        /s/ George K. Ross
   --------------------------------      Executive Vice President       December 2, 1998
            GEORGE K. ROSS                and Chief Financial
                                          Officer (principal
                                          financial officer and
                                          principal accounting
                                          officer)

     /s/ Ronald L. Rossetti
   --------------------------------      Director                       December 2, 1998
         RONALD L. ROSSETTI

       /s/ Samuel Cabot III
   --------------------------------      Director                       December 2, 1998
           SAMUEL CABOT III

                                 EXHIBIT INDEX



  EXHIBIT NO.      DESCRIPTION
  -----------      -----------
 5.1              Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Paul, Hastings, Janofsky & Walker LLP
                  (included in Exhibit 5.1)

24.1              Power of Attorney (contained on signature page hereto).